                               SECOND AMENDMENT TO
                             INDUSTRIAL SPACE LEASE

         THIS SECOND AMENDMENT TO INDUSTRIAL SPACE LEASE is dated as of the ___ day of April, 1996 (the "Effective Date") by and between CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Landlord") and HALO INDUSTRIES, INC., an Illinois corporation doing business as HALO ADVERTISING SPECIALTIES (the "Tenant").

                                    RECITALS

         A. LaSalle National Trust, N.A., not personally but solely as Trustee under a certain Trust Agreement dated August 14,1990 and known as Trust No. 115722 ("Original Landlord") and Tenant entered into that certain Industrial Space Lease dated as of December 30, 1992 as modified by that certain Amendment to Industrial Space Lease dated May 1, 1995 (said Lease and Amendment are herein collectively referred to as the "Lease") with respect to certain premises located in the building commonly known as 5990 West Touhy Avenue, Niles, Illinois as more particularly described in the Lease. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

         B. Landlord is the successor in interest to Original Landlord's interest in the Lease.

         C. Landlord and Tenant desire to expand the "demised premises" in order to include the space consisting of 12,150 square feet as depicted in EXHIBIT A attached hereto and by this reference made a part hereof (the "Expansion Premises"), all on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. RECITALS. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

         2. EXPANSION PREMISES. As of the Effective Date, the terms "premises" and "demised premises" as used in the Lease shall be deemed to include the Expansion Premises. Tenant hereby acknowledges and agrees the Expansion Premises shall be tendered to and accepted by Tenant in its "as-is" condition.

         3. MONTHLY BASE RENTAL. All terms and conditions of the Lease all be deemed to apply to the Expansion Premises except that Monthly Base Rental shall be payable as follows:


                                                          MONTHLY BASE RENTAL           MONTHLY BASE RENTAL
         PERIOD                                           EXPANSION PREMISES            ENTIRE PREMISES
         ------                                           ------------------            ---------------
         Effective Date-September 30, 1996                   $3,999.38                  $39,566.38
         October 1, 1996-September 30, 1997                  $4,119.36                  $42,602.36
         October 1, 1997-September 30, 1998                  $4,242.94                  $44,503.94
         October 1, 1998-September 30, 1999                  $4,370.23                  $47,242.23
         October 1, 1999-September 30, 2000                  $4,371.26                  $48,188.26
         October 1, 2000-September 30, 2001                  $4,502.40                  $50,594.40

         October 1, 2001-September 30, 2002                  $4,637.47                  $52,152.47
         October 1, 2002-September 30, 2003                  $4,776.59                  $53,713.59


         In the event the Effective Date is other than the first day of a month, then the Monthly Base Rental with respect to the Expansion Premises shall be prorated based on the number of days remaining in the month in which the Effective Date occurs.

         Total Base Rent shall be the sum of all Monthly Base Rental payable by Tenant under the terms of the Lease and this Amendment,

         4. TENANT'S PROPORTION. As of the Effective Date, Tenant's Proportion shall be as follows:

                  51.74% for HVAC maintenance
                  29.04% for snow plowing
                  33.56% for Taxes and all remaining Expenses

         As of the Effective Date, the estimated monthly payments of Tenant's Proportion of Taxes and Expenses for the "premises" (including the Expansion Premises) are as follows:

                  $4,311.67 for HVAC maintenance
                  $411.40 for snow plowing
                  $12,377.93 for Taxes and all remaining Expenses

         Landlord shall have the right to change the aforedescribed estimated monthly payments at any time and from time to time.

         5. NO OTHER MODIFICATION. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

         6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         7. MODIFICATION. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

         8. GOVERNING LAW. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

         9. COUNTERPARTS. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. SEVERABILITY. Landlord and Tenant intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

         In witness whereof, the parties hereto have executed this Amendment as of the date first above written.

CENTERPOINT PROPERTIES                        HALO INDUSTRIES, INC., an
CORPORATION, a Maryland                       Illinois corporation
corporation

By                                            By:
  -----------------------                        ------------------------------
  Its:                                           Its:
      -------------------                            --------------------------
By:
   ----------------------
   Its:
       ------------------






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